Exhibit 99.1

Charlotte Russe Announces Sale of 44 Rampage Stores

SAN DIEGO, June 29 /PRNewswire-FirstCall/ — Charlotte Russe Holding, Inc. (Nasdaq: CHIC), a growing mall-based specialty retailer of fashionable, value-priced apparel and accessories targeting young women in their teens and twenties, today announced that it has entered into an agreement to sell certain Rampage store assets to Forever 21 Retail, Inc.

Included in the transaction are leasehold interests, store fixtures and equipment for 44 store locations operating under the Rampage store name. The Company will receive approximately $14 million of sales proceeds from this all-cash transaction, subject to and contingent upon the satisfaction of certain conditions. As reported at the end of our second quarter ended March 2006, the Rampage business assets were essentially written down to zero as a result of the $22.5 million pre-tax and non-cash impairment charge. The sale transaction announced today is expected to be reported in the fourth quarter of fiscal 2006 which began on June 25th and ends on September 30th.

Of the 44 stores subject to the transaction, it is expected that 24 will cease to operate as Rampage stores on or before July 5, 2006, and the remaining 20 stores would cease to operate as Rampage stores on or before July 31, 2006.

With respect to the 20 Rampage stores not included in this transaction, the Company intends to convert approximately 4 stores into Charlotte Russe locations. It is our intention to ultimately dispose of the remaining Rampage stores.

Charlotte Russe Holding, Inc. is a mall-based specialty retailer of fashionable, value-priced apparel and accessories targeting young women in their teens and twenties. At June 24, 2006 the Company operated 424 stores in 43 states and Puerto Rico consisting of 360 Charlotte Russe stores and 64 Rampage stores. The Company expects to open 40 new Charlotte Russe stores during the fiscal year ending in September and at least 50 new Charlotte Russe stores in fiscal 2007. For more information about the Company, please visit www.charlotte-russe.com.

Management expects to release its third quarter financial results for the three months ended June 24th before the market opens on Thursday, July 20, 2006, with a teleconference call scheduled for 8:00 a.m. (Pacific Time). Interested listeners are invited to participate in that conference call which will be broadcast over the internet at http://www.charlotte-russe.com. To listen to the live call, please go to the web site at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at the company’s web site shortly after the call, or by calling 877-519-4471, PIN: 7493093.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Except for the historical information contained herein, this press release contains forward-looking statements. Such statements include, but are not limited to, receipt of sales proceeds from the Rampage transaction, projections of our future results of operations or of our financial condition, our anticipated growth strategies and projected store closings, conversions and new store openings and the discontinuation of our Rampage store operations. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from any results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that the conditions to the receipt of the sales proceeds from the Rampage transaction will not be satisfied and the Company will not receive such sales proceeds, general and regional economic conditions, industry trends, consumer demands and preferences, competition from other retailers and uncertainties generally associated with women’s apparel and accessory retailing. A complete description of these factors, as well as others that could affect the company’s business, is set forth in the Annual Report on Form 10-K, filed with the Securities and Exchange Commission on December 7, 2005.

SOURCE Charlotte Russe Holding, Inc.

06/29/2006

CONTACT: Daniel T. Carter, Chief Financial Officer of Charlotte Russe Holding, Inc., +1-858-490-2430

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Web site: http://www.charlotte-russe.com

(CHIC)